1 Defined as remaining performance obligation (RPO)
*Non-GAAP Financial Measure

GE Vernova reports fourth quarter and full year 2025 financial results; increasing outlook with Prolec GE acquisition
Strong performance with significant orders and backlog growth, margin expansion, and cash generation
Fourth Quarter 2025 Highlights:
•Orders of $22.2B, +65% organically with growth in all segments
•Backlog1 growth of $15.0B sequentially from equipment and services at Power and Electrification
•Gas Power equipment backlog and slot reservation agreements grew from 62 to 83 GW
•Revenue of $11.0B, +4%, +2% organically* with services growth in each segment
•Net income of $3.7B; net income margin of 33.5%; inclusive of a $2.9B tax benefit due to a U.S. valuation allowance release
•Adjusted EBITDA* of $1.2B and adjusted EBITDA margin* of 10.6%
•Cash from operating activities of $2.5B; free cash flow* of $1.8B
Full Year 2025 Highlights:
•Orders of $59.3B, +34% organically, led by equipment at Power and Electrification and services in each segment
•Total backlog growth of $31.2B year-over-year; grew equipment margin in backlog by $8B, with 6 pts of accretion
•Revenue of $38.1B, +9% on a U.S. GAAP basis and organically* driven by growth in Electrification and Power
•Net income of $4.9B; net income margin of 12.8%; inclusive of a $2.9B tax benefit due to a U.S. valuation allowance release
•Adjusted EBITDA* of $3.2B and adjusted EBITDA margin* of 8.4%
•Cash from operating activities of $5.0B; free cash flow* of $3.7B
•$8.8B cash balance; $3.6B in capital returned to shareholders
CAMBRIDGE, Mass., (January 28, 2026) – GE Vernova Inc. (NYSE: GEV), a unique industry leader enabling customers to accelerate the energy transition, today reported financial results for the fourth quarter and full year ending December 31, 2025.
“We delivered strong financial performance in 2025 with continued momentum in Power and Electrification while focusing on what we can control in Wind. We increased our backlog to $150 billion, with better equipment margins, and are entering 2026 with significant momentum,” said GE Vernova CEO Scott Strazik. “Our platform of advanced solutions is well-positioned to serve the growing, long-cycle electric power market, and there is substantial opportunity to deliver even better performance ahead. I’m grateful for our team’s dedication and confident in our ability to meet our full potential today and for the long-term.”
In 2025, orders of $59.3 billion increased +34% organically, driven by robust equipment growth at Power and Electrification, with services growth in each segment. Revenue of $38.1 billion was up +9% on a U.S. GAAP basis and organically*, driven by
Electrification and Power. Margins expanded significantly from price, volume, and productivity. Free cash flow* of $3.7 billion more than doubled year-over-year primarily due to higher positive benefits from working capital and stronger adjusted EBITDA*.
Power
•Orders of $32.8 billion increased +52% organically and revenues of $19.8 billion increased +9%, +10% organically* driven by Gas Power. Segment EBITDA margin grew +220 basis points, +100 basis points organically*.
•In the fourth quarter, signed 24 gigawatts (GW) of new gas equipment contracts including 21 GW of slot reservation agreements and 3 GW of orders. Converted 8 GW of existing slot reservation agreements to orders and shipped 3 GW of equipment; resulting in backlog growth from 33 to 40 GW and an increase in slot reservation agreements from 29 to 43 GW.
Wind
•Orders of $7.7 billion increased 8% organically, driven by higher Onshore Wind. Revenues of $9.1 billion decreased (6)% on a U.S. GAAP basis and organically*, primarily driven by Offshore Wind, partially offset by growth at Onshore Wind. Segment
EBITDA decreased slightly and EBITDA margin decreased (50) basis points, increased +20 basis points organically*.
•Secured 1.1 GW of Onshore Wind repowering orders in the U.S. in 2025.
Electrification
•Orders of $19.3 billion increased 21% organically, with continued strong demand for grid equipment. Revenues of $9.6 billion increased +28%, +26% organically*, primarily driven by Grid Solutions. Segment EBITDA margin grew +590 basis points, +560 basis points organically*.
•Increased equipment backlog to $30.5 billion, up $10.5 billion, or 53% year-over-year, led by strong demand in Europe, the
Middle East, North America, and Asia.
2 Compound annual growth rate through 2028; 2025 is the base year

Company Updates:
In the fourth quarter of 2025, GE Vernova:
•Experienced zero fatalities; safety remains a top priority.
•Repurchased approximately 1.9 million shares for $1.1 billion, with a total of 8.2 million shares repurchased in 2025 at an average price of $406. Increased share repurchase authorization to $10 billion, from $6 billion.
•Paid a $0.25 per share quarterly dividend; on December 9, declared a $0.50 per share quarterly dividend, doubling from a
$0.25 per share quarterly dividend, payable on February 2, 2026, to stockholders of record as of January 5, 2026.
•In December 2025, S&P and Fitch upgraded their investment grade credit rating to BBB from BBB-, and BBB+ from BBB, respectively. Both maintained positive outlooks on their upgraded ratings.
•Announced that it will acquire the remaining fifty percent stake of Prolec GE, its joint venture with Xignux, for $5.275 billion, which is now expected to close on February 2, 2026.
•Invested $0.7 billion in capital expenditures, including initiatives to increase production in Power and Electrification, as part of its commitment to invest $6 billion in capex from 2025 through 2028, including $1 billion from Prolec GE from 2026 to
2028.
•Funded $0.4 billion in research and development (R&D) spending, to advance breakthrough energy transition technologies, as part of its commitment to invest $5 billion in R&D from 2025 through 2028.
"We delivered a strong finish to 2025 as we executed our financial strategy, with robust quarterly orders, revenue growth, margin expansion, and significant free cash flow generation. We expanded our 2025 backlog across equipment and services, with equipment margin in backlog expanding six points year-over-year, reflecting favorable price and our continued focus on disciplined underwriting,” said GE Vernova CFO Ken Parks. “Given our strong free cash flow generation, we ended the quarter with a healthy cash balance of nearly $9 billion, which continues to give us confidence to invest in our core businesses and return cash to shareholders through our share repurchase actions and quarterly dividend payment, while maintaining a strong investment grade balance sheet. Today, we’re also increasing our multi-year financial outlook to include Prolec GE.”
Multi-Year Financial Outlook
GE Vernova is increasing its 2026 financial guidance and outlook by 2028, which now includes the Prolec GE acquisition, given regulatory approvals have been received and the transaction is now expected to close on February 2, 2026.
For 2026, GE Vernova now expects revenue of $44-$45 billion, up from $41-$42 billion, adjusted EBITDA margin* of 11%-13%, and free cash flow* of $5.0-$5.5 billion, up from $4.5-$5.0 billion. Segment guidance is:
•Power: 16%-18% organic revenue* growth and 16%-18% segment EBITDA margin.
•Wind: Organic revenue* down low-double digits and approximately $400 million of segment EBITDA losses, versus prior guidance of similar segment EBITDA losses to 2025.
•Electrification: Revenue of $13.5-$14.0 billion, which includes approximately $3 billion from Prolec GE, versus prior guidance of approximately 20% organic revenue* growth, and maintaining 17%-19% segment EBITDA margin.
For GE Vernova’s outlook by 2028, the company now expects revenue of $56 billion, up from $52 billion, with low-teens2 organic growth, adjusted EBITDA margin* of 20%, and cumulative free cash flow* of at least $24 billion, up from at least $22 billion.
Segment outlook is:
•Power: High-teens organic revenue* growth CAGR and segment EBITDA margin of 22%.
•Wind: Down low-double digits organic revenue* CAGR and segment EBITDA margin of 6%.
•Electrification: High-teens organic revenue* growth CAGR, in addition to approximately $4 billion of revenue from
Prolec GE, and segment EBITDA margin of 22%.
*Non-GAAP Financial Measure

Total Company Results

	Three months ended December 31			Twelve months ended December 31
(Dollars in millions, except per share)	2025	2024	Year-on-Year	2025	2024	Year-on-Year
GAAP Metrics
Total revenues	$10,956	$10,559	4%	$38,068	$34,935	9%
Net income (loss)	$3,670	$484	$3,186	$4,879	$1,559	$3,320
Net income (loss) margin	33.5%	4.6%	2,890 bps	12.8%	4.5%	830 bps
Diluted EPS(a)	$13.39	$1.73	F	$17.69	$5.58	F
Cash from (used for) operating activities	$2,480	$922	$1,558	$4,987	$2,583	$2,404
Non-GAAP Metrics
Organic revenues	$10,787	$10,555	2%	$37,818	$34,608	9%
Adjusted EBITDA	$1,158	$1,079	$79	$3,196	$2,035	$1,161
Adjusted EBITDA margin	10.6%	10.2%	40 bps	8.4%	5.8%	260 bps
Adjusted organic EBITDA margin	10.7%	10.4%	30 bps	8.4%	6.3%	210 bps
Free cash flow	$1,809	$572	$1,237	$3,710	$1,701	$2,009
(a) The computation of earnings (loss) per share for all periods through April 1, 2024 was calculated using 274 million common shares that were issued upon our separation from General Electric Company (GE) and excludes Net loss (income) attributable to noncontrolling interests.
For periods prior to April 1, 2024, the Company participated in various GE stock-based compensation plans, and there were no dilutive equity instruments as there were no equity awards of GE Vernova outstanding.
Results by Reporting Segment
The following segment discussions and variance explanations are intended to reflect management’s view of the relevant comparisons of financial results.
Power

	Three months ended December 31			Twelve months ended December 31
(Dollars in millions)	2025	2024	Year-on-Year	2025	2024	Year-on-Year
Orders	$11,693	$6,552	78%	$32,835	$21,758	51%
Revenues	$5,749	$5,431	6%	$19,767	$18,127	9%
Cost of revenues(a)	$4,146	$3,971		$14,627	$13,608
Selling, general, and administrative expenses(a)	$497	$536		$1,836	$2,022
Research and development expenses(a)	$178	$127		$549	$384
Other segment (income)/expenses(b)	$(43)	$(13)		$(147)	$(155)
Segment EBITDA	$971	$810	$161	$2,902	$2,268	$634
Segment EBITDA margin	16.9%	14.9%	200 bps	14.7%	12.5%	220 bps
(a) Excludes depreciation and amortization expenses.
(b) Primarily includes equity method investment income and other interest and investment income.
Fourth Quarter 2025 Performance:
Orders of $11.7 billion increased +77% organically, led by Gas Power equipment tripling year-over-year due to higher volume and pricing, with 41 heavy-duty units, including 15 HA turbines, and 18 aeroderivative units. Revenues of $5.7 billion increased
+6%, +5% organically*, led by Nuclear Power and Gas Power with growth in both services and equipment. Equipment revenue increased driven by higher small modular reactor revenue at Nuclear Power, as well as aeroderivative growth at Gas Power, partially offset by lower heavy-duty gas turbine deliveries. Segment EBITDA was $1.0 billion and segment EBITDA margin was
16.9%, up +200 basis points, +160 basis points organically*, primarily driven by price and productivity more than offsetting additional expenses to support investments at Nuclear Power and Gas Power and the impact of inflation.
Full Year 2025 Performance:
Orders of $32.8 billion increased +52% organically, led by Gas Power with robust equipment demand and growth in services.
Revenues of $19.8 billion increased +9%, +10% organically*, led by Gas Power equipment, with increased heavy-duty gas turbine and aeroderivative deliveries and favorable price, and Gas Power services. Segment EBITDA was $2.9 billion and segment EBITDA margin was 14.7%, up +220 basis points, +100 basis points organically*, driven by price and productivity, primarily at Gas Power and Steam Power, partially offset by additional expenses to support investments at Nuclear Power and
Gas Power and the impact of inflation.
*Non-GAAP Financial Measure

Wind

	Three months ended December 31			Twelve months ended December 31
(Dollars in millions)	2025	2024	Year-on-Year	2025	2024	Year-on-Year
Orders	$3,145	$2,031	55%	$7,681	$7,088	8%
Revenues	$2,368	$3,109	(24)%	$9,110	$9,701	(6)%
Cost of revenues(a)	$2,410	$2,930		$9,008	$9,513
Selling, general, and administrative expenses(a)	$134	$135		$527	$566
Research and development expenses(a)	$45	$42		$161	$222
Other segment (income)/expenses(b)	$4	$(17)		$12	$(12)
Segment EBITDA	$(225)	$19	$(244)	$(598)	$(588)	$(10)
Segment EBITDA margin	(9.5)%	0.6%	(1,010) bps	(6.6)%	(6.1)%	(50) bps
(a) Excludes depreciation and amortization expenses.
(b) Primarily includes equity method investment income and other interest and investment income.
Fourth Quarter 2025 Performance:
Orders of $3.1 billion increased 53% organically, driven by improved Onshore Wind equipment, primarily outside of North
America. Revenues of $2.4 billion decreased (24)%, (25)% organically*, due to lower Onshore Wind equipment deliveries as a result of softness in orders over the last year. Segment EBITDA losses was $(0.2) billion and segment EBITDA margin was
(9.5)%, down (1,010) basis points, (880) basis points organically*, due to higher Offshore Wind contract losses and lower
Onshore Wind equipment volume, partially offset by improved Onshore Wind services.
Full Year 2025 Performance:
Orders of $7.7 billion increased 8% organically, driven by higher Onshore Wind. Revenues of $9.1 billion decreased (6)% on a
U.S. GAAP basis and organically*, due to the nonrecurrence of $0.5 billion on the settlement of a previously canceled Offshore
Wind project in the third quarter of 2024, project delays, fewer nacelles produced in the year, and decreases at LM Wind Power due to lower volume from footprint reduction, partially offset by increases at Onshore Wind due to pricing, deliveries, and services. Segment EBITDA was $(0.6) billion and segment EBITDA margin was (6.6)%, down (50) basis points, up +20 basis points organically*, primarily driven by Onshore Wind, due to improved pricing on increased deliveries, partially offset by
Offshore Wind due to the nonrecurrence of a gain recorded on the settlement of a previously canceled project of $0.3 billion in the third quarter of 2024 and a termination of a supply agreement in the first quarter of 2025, partially offset by lower contract losses of $0.4 billion. There were also decreases from the impact of tariffs across the segment.
Electrification

	Three months ended December 31			Twelve months ended December 31
(Dollars in millions)	2025	2024	Year-on-Year	2025	2024	Year-on-Year
Orders	$7,424	$4,786	55%	$19,265	$15,689	23%
Revenues	$2,960	$2,181	36%	$9,642	$7,550	28%
Cost of revenues(a)	$2,019	$1,539		$6,644	$5,359
Selling, general, and administrative expenses(a)	$350	$322		$1,350	$1,295
Research and development expenses(a)	$118	$86		$426	$345
Other segment (income)/expenses(b)	$(32)	$(49)		$(212)	$(128)
Segment EBITDA	$505	$283	$222	$1,433	$679	$754
Segment EBITDA margin	17.1%	13.0%	410 bps	14.9%	9.0%	590 bps
(a) Excludes depreciation and amortization expenses.
(b) Primarily includes equity method investment income and other interest and investment income.
Fourth Quarter 2025 Performance:
Orders of $7.4 billion increased +50% organically, with continued strong demand for grid equipment, particularly in the Middle
East and North America. Revenues of $3.0 billion grew +36%, +32% organically*, driven by volume and price with substantial growth in switchgear and HVDC equipment. Segment EBITDA was $0.5 billion and segment EBITDA margin was 17.1%, up
+410 basis points, +320 basis points organically*, due to volume, productivity, and price.
Full Year 2025 Performance:
Orders of $19.3 billion increased +21% organically, with continued strong demand for equipment at Grid Solutions and Power
Conversion and Storage, particularly in the Middle East and North America. Revenues of $9.6 billion grew +28%, +26%
organically*, driven by switchgear, HVDC, and alternating current substation solutions volume at Grid Solutions and by Power
Conversion & Storage. Segment EBITDA was $1.4 billion and segment EBITDA margin was 14.9%, up +590 basis points, +560 basis points organically*, due to volume, price, and productivity, primarily at Grid Solutions.
*Non-GAAP Financial Measure

CONSOLIDATED AND COMBINED STATEMENT OF INCOME (LOSS) (UNAUDITED)
	Three months ended December 31			Twelve months ended December 31
(In millions, except per share amounts)	2025	2024	V%	2025	2024	V%
Sales of equipment	$5,963	$5,852		$20,934	$18,952
Sales of services	4,993	4,707		17,134	15,983
Total revenues	10,956	10,559	4%	38,068	34,935	9%

Cost of equipment	5,413	5,368		18,759	17,989
Cost of services	3,221	3,067		11,774	10,861
Gross profit	2,323	2,123	9%	7,535	6,085	24%

Selling, general, and administrative expenses	1,355	1,266		4,949	4,632
Research and development expenses	366	265		1,197	982
Operating income (loss)	602	593	2%	1,388	471	F

Interest and other financial income (charges) – net	44	38		186	120
Non-operating benefit income	119	137		459	536
Other income (expense) – net	340	346		795	1,372
Income (loss) before income taxes	1,105	1,114	(1)%	2,828	2,498	13%
Provision (benefit) for income taxes	(2,565)	630		(2,051)	939
Net income (loss)	3,670	484	F	4,879	1,559	F
Net loss (income) attributable to noncontrolling interests	(6)	—		4	(7)
Net income (loss) attributable to GE Vernova	$3,664	$484	F	$4,884	$1,552	F

Earnings (loss) per share attributable to GE Vernova:
Basic	$13.56	$1.75	F	$17.92	$5.65	F
Diluted	$13.39	$1.73	F	$17.69	$5.58	F

Weighted-average number of common shares outstanding:
Basic	270	276	(2)%	272	275	(1)%
Diluted	274	280	(2)%	276	278	(1)%

CONSOLIDATED AND COMBINED STATEMENT OF FINANCIAL POSITION (UNAUDITED)
December 31 (In millions, except share and per share amounts)	2025	2024
Cash, cash equivalents, and restricted cash	$8,848	$8,205
Current receivables – net	9,803	8,177
Inventories, including deferred inventory costs	10,429	8,587
Current contract assets	9,294	8,621
All other current assets	1,445	564
Assets held for sale	396	—
Current assets	40,216	34,153

Property, plant, and equipment – net	6,006	5,150
Goodwill	4,439	4,263
Intangible assets – net	727	813
Contract and other deferred assets	378	555
Equity method investments	1,834	2,149
Deferred income taxes	5,321	1,639
All other assets	4,095	2,763
Total assets	$63,016	$51,485

Accounts payable and equipment project payables	$8,809	$8,602
Contract liabilities and deferred income	25,774	17,587
All other current liabilities	6,310	5,496
Liabilities held for sale	79	—
Current liabilities	40,972	31,685

Deferred income taxes	1,162	827
Non-current compensation and benefits	3,171	3,264
All other liabilities	5,416	5,116
Total liabilities	50,720	40,892

Common stock, par value $0.01 per share, 1,000,000,000 shares authorized, 269,529,464 and 275,880,314 shares outstanding as of December 31, 2025 and December 31, 2024, respectively	3	3
Additional paid-in capital	9,813	9,733
Retained earnings	6,154	1,611
Treasury common stock, 8,397,266 and 226,290 shares at cost as of December 31, 2025 and December 31, 2024, respectively	(3,385)	(43)
Accumulated other comprehensive income (loss) – net attributable to GE Vernova	(1,407)	(1,759)
Total equity attributable to GE Vernova	11,178	9,546
Noncontrolling interests	1,118	1,047
Total equity	12,296	10,593
Total liabilities and equity	$63,016	$51,485

CONSOLIDATED AND COMBINED STATEMENT OF CASH FLOWS (UNAUDITED)
For the years ended December 31 (In millions)	2025	2024
Net income (loss)	$4,879	$1,559
Adjustments to reconcile net income (loss) to cash from (used for) operating activities
Depreciation and amortization of property, plant, and equipment	615	895
Amortization of intangible assets	238	277
(Gains) losses on purchases and sales of business interests	(185)	(1,147)
Principal pension plans – net	(361)	(376)
Other postretirement benefit plans – net	(227)	(290)
Provision (benefit) for income taxes	(2,051)	939
Cash recovered (paid) during the year for income taxes	(830)	(623)
Changes in operating working capital:
Decrease (increase) in current receivables	(1,928)	(1,297)
Decrease (increase) in inventories, including deferred inventory costs	(1,433)	(641)
Decrease (increase) in current contract assets	(456)	(409)
Increase (decrease) in accounts payable and equipment project payables	(105)	667
Increase (decrease) in contract liabilities and current deferred income	8,019	2,799
All other operating activities	(1,187)	229
Cash from (used for) operating activities	4,987	2,583

Additions to property, plant, and equipment and internal-use software	(1,277)	(883)
Dispositions of property, plant, and equipment	39	25
Purchases of and contributions to equity method investments	(87)	(114)
Sales of and distributions from equity method investments	464	244
Proceeds from principal business dispositions	60	813
All other investing activities	47	(122)
Cash from (used for) investing activities	(755)	(37)

Net increase (decrease) in borrowings of maturities of 90 days or less	—	(23)
Transfers from (to) Parent	—	2,933
Dividends paid to stockholders	(275)	—
Purchases of common stock for treasury	(3,316)	(43)
All other financing activities	(221)	785
Cash from (used for) financing activities	(3,813)	3,652
Effect of currency exchange rate changes on cash, cash equivalents, and restricted cash	224	(147)
Increase (decrease) in cash, cash equivalents, and restricted cash, including cash classified within assets held for sale	644	6,051
Less: Net increase (decrease) in cash classified within assets held for sale	2	(603)
Increase (decrease) in cash, cash equivalents, and restricted cash	643	6,654
Cash, cash equivalents, and restricted cash at beginning of year	8,205	1,551
Cash, cash equivalents, and restricted cash as of December 31	$8,848	$8,205

Non-GAAP Financial Measures
The non-GAAP financial measures presented in this press release are supplemental measures of our performance and our liquidity that we believe help investors understand our financial condition and operating results and assess our future prospects.
We believe that presenting these non-GAAP financial measures, in addition to the corresponding U.S. GAAP financial measures, are important supplemental measures that exclude non-cash or other items that may not be indicative of or are unrelated to our core operating results and the overall health of our company. We believe that these non-GAAP financial measures provide investors greater transparency to the information used by management for its operational decision-making and allow investors to see our results “through the eyes of management.” We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance. When read in conjunction with our U.S. GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as one basis for financial, operational, and planning decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry.
Management recognizes that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations discussed below, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with U.S. GAAP. Readers should review the reconciliations below and should not rely on any single financial measure to evaluate our business. The reasons we use these non-GAAP financial measures and the reconciliations to their most directly comparable U.S. GAAP financial measures follow. Unless otherwise noted, tables are presented in U.S.
dollars in millions, except for per-share amounts which are presented in U.S. dollars. Certain columns and rows within tables may not add due to the use of rounded numbers. Percentages presented in this report are calculated from the underlying numbers in millions.
We believe the organic measures presented below provide management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions, and foreign currency, which includes translational and transactional impacts, as these activities can obscure underlying trends.

ORGANIC REVENUES, EBITDA, AND EBITDA MARGIN BY SEGMENT (NON-GAAP)
	Revenue(a)			Segment EBITDA			Segment EBITDA margin
For the three months ended December 31	2025	2024	V%	2025	2024	V%	2025	2024	V bps
Power (GAAP)	$5,749	$5,431	6%	$971	$810	20%	16.9%	14.9%	200bps
Less: Acquisitions	—	—		—	—
Less: Business dispositions	—	—		—	—
Less: Foreign currency effect	46	8		7	(18)
Power organic (Non-GAAP)	$5,703	$5,423	5%	$964	$828	16%	16.9%	15.3%	160bps

Wind (GAAP)	$2,368	$3,109	(24)%	$(225)	$19	U	(9.5)%	0.6%	(1,010) bps
Less: Acquisitions	—	—		—	—
Less: Business dispositions	—	—		—	—
Less: Foreign currency effect	28	(6)		(19)	18
Wind organic (Non-GAAP)	$2,340	$3,115	(25)%	$(206)	$1	U	(8.8)%	0.0%	(880)bps

Electrification (GAAP)	$2,960	$2,181	36%	$505	$283	78%	17.1%	13.0%	410bps
Less: Acquisitions	3	—		(3)	—
Less: Business dispositions	—	—		—	—
Less: Foreign currency effect	93	2		30	(10)
Electrification organic (Non-GAAP)	$2,865	$2,178	32%	$478	$294	63%	16.7%	13.5%	320bps

(a) Includes intersegment sales of $126 million and $166 million for the three months ended December 31, 2025 and 2024, respectively.

	Revenue(a)			Segment EBITDA			Segment EBITDA margin
For the twelve months ended December 31	2025	2024	V%	2025	2024	V%	2025	2024	V bps
Power (GAAP)	$19,767	$18,127	9%	$2,902	$2,268	28%	14.7%	12.5%	220bps
Less: Acquisitions	—	—		4	—
Less: Business dispositions	—	308		—	(41)
Less: Foreign currency effect	95	16		107	(49)
Power organic (Non-GAAP)	$19,672	$17,803	10%	$2,791	$2,358	18%	14.2%	13.2%	100bps

Wind (GAAP)	$9,110	$9,701	(6)%	$(598)	$(588)	(2)%	(6.6)%	(6.1)%	(50)bps
Less: Acquisitions	—	—		—	—
Less: Business dispositions	—	—		—	—
Less: Foreign currency effect	13	(13)		(92)	(23)
Wind organic (Non-GAAP)	$9,097	$9,714	(6)%	$(507)	$(565)	10%	(5.6)%	(5.8)%	20bps

Electrification (GAAP)	$9,642	$7,550	28%	$1,433	$679	F	14.9%	9.0%	590bps
Less: Acquisitions	6	—		(7)	—
Less: Business dispositions	—	—		—	—
Less: Foreign currency effect	135	16		38	(11)
Electrification organic (Non-GAAP)	$9,500	$7,534	26%	$1,403	$690	F	14.8%	9.2%	560bps

(a) Includes intersegment sales of $487 million and $483 million for the years ended December 31, 2025 and 2024, respectively.
2026 GUIDANCE: POWER ORGANIC REVENUE*
We cannot provide a reconciliation of the differences between the non-GAAP financial measures expectations and the corresponding GAAP financial measure of Power organic revenue* in the 2026 guidance without unreasonable effort due to the uncertainty of foreign exchange rates.
*Non-GAAP Financial Measure

	Three months ended December 31			Twelve months ended December 31
ORGANIC REVENUES (NON-GAAP)	2025	2024	V%	2025	2024	V%
Total revenues (GAAP)	$10,956	$10,559	4%	$38,068	$34,935	9%
Less: Acquisitions	3	—		6	—
Less: Business dispositions	—	—		—	308
Less: Foreign currency effect	167	4		244	19
Organic revenues (Non-GAAP)	$10,787	$10,555	2%	$37,818	$34,608	9%

	Three months ended December 31			Twelve months ended December 31
EQUIPMENT AND SERVICES ORGANIC REVENUES (NON-GAAP)	2025	2024	V%	2025	2024	V%
Total equipment revenues (GAAP)	$5,963	$5,852	2%	$20,934	$18,952	10%
Less: Acquisitions	—	—		—	—
Less: Business dispositions	—	—		—	171
Less: Foreign currency effect	89	(9)		114	(2)
Equipment organic revenues (Non-GAAP)	$5,874	$5,861	—%	$20,820	$18,784	11%

Total services revenues (GAAP)	$4,993	$4,707	6%	$17,134	$15,983	7%
Less: Acquisitions	2	—		6	—
Less: Business dispositions	—	—		—	138
Less: Foreign currency effect	78	13		130	21
Services organic revenues (Non-GAAP)	$4,913	$4,694	5%	$16,999	$15,824	7%
We believe that Adjusted EBITDA* and Adjusted EBITDA margin*, which are adjusted to exclude the effects of unique and/or non-cash items that are not closely associated with ongoing operations provide management and investors with meaningful measures of our performance that increase the period-to-period comparability by highlighting the results from ongoing operations and the underlying profitability factors. We believe Adjusted organic EBITDA* and Adjusted organic EBITDA margin* provide management and investors with, when considered with
Adjusted EBITDA* and Adjusted EBITDA margin*, a more complete understanding of underlying operating results and trends of established, ongoing operations by further excluding the effect of acquisitions, dispositions and foreign currency, which includes translational and transactional impacts, as these activities can obscure underlying trends.
We believe these measures provide additional insight into how our businesses are performing, on a normalized basis. However, Adjusted
EBITDA*, Adjusted organic EBITDA*, Adjusted EBITDA margin* and Adjusted organic EBITDA margin* should not be construed as inferring that our future results will be unaffected by the items for which the measures adjust.
2026 GUIDANCE AND OUTLOOK BY 2028: ADJUSTED EBITDA MARGIN*
We cannot provide a reconciliation of the differences between the non-GAAP financial measures expectations and the corresponding GAAP financial measures for adjusted EBITDA margin* in the 2026 guidance and outlook by 2028 without unreasonable effort due to the uncertainty of the costs and timing associated with potential restructuring actions and the impacts of depreciation and amortization.
*Non-GAAP Financial Measure

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (NON- GAAP)	Three months ended December 31			Twelve months ended December 31
	2025	2024	V%	2025	2024	V%
Net income (loss) (GAAP)	$3,670	$484	F	$4,879	$1,559	F
Add: Restructuring and other charges	85	7		277	426
Add: (Gains) losses on purchases and sales of business interests(a)	(150)	(183)		(281)	(1,024)
Add: Separation costs (benefits)(b)	58	55		180	(9)
Add: Arbitration refund(c)	—	—		—	(254)
Add: Non-operating benefit income	(119)	(137)		(459)	(536)
Add: Depreciation and amortization(d)	230	274		847	1,008
Add: Interest and other financial (income) charges – net(e)(f)	(44)	(37)		(185)	(130)
Add: Provision (benefit) for income taxes(f)	(2,572)	616		(2,062)	995
Adjusted EBITDA (Non-GAAP)	$1,158	$1,079	7%	$3,196	$2,035	57%

Net income (loss) margin (GAAP)	33.5%	4.6%	2,890 bps	12.8%	4.5%	830 bps
Adjusted EBITDA margin (Non-GAAP)	10.6%	10.2%	40bps	8.4%	5.8%	260bps
(a) Includes unrealized (gains) losses related to our interest in China XD Electric Co., Ltd, recorded in Net interest and investment income
(loss) which is part of Other income (expense) - net.
(b) Costs incurred in the Spin-Off and separation from GE, including system implementations, advisory fees, one-time stock option grant, and other one-time costs. In addition, 2024 includes $136 million benefit related to deferred intercompany profit that was recognized upon GE retaining the renewable energy U.S. tax equity investments.
(c) Represents a cash refund received related to an arbitration proceeding with a multiemployer pension plan and excludes $52 million related to the interest on such amounts that was recorded in Interest and other financial charges – net.
(d) Excludes depreciation and amortization expense related to Restructuring and other charges. Includes amortization of basis differences included in Equity method investment income (loss) which is part of Other income (expense) - net.
(e) Consists of interest and other financial charges, net of interest income, other than financial interest related to our normal business operations primarily with customers.
(f) Excludes interest expense (income) of zero and $(1) million and benefit (provision) for income taxes of $(7) million and $(14) million for the three months ended December 31, 2025 and 2024, respectively, as well as excludes interest expense (income) of $(1) million and $10 million and benefit (provision) for income taxes of $(11) million and $56 million for the twelve months ended December 31, 2025 and
2024, respectively, related to our Financial Services business which, because of the nature of its investments, is measured on an after-tax basis.

	Three months ended December 31			Twelve months ended December 31
ADJUSTED ORGANIC EBITDA AND ADJUSTED ORGANIC EBITDA MARGIN (NON-GAAP)	2025	2024	V%	2025	2024	V%
Adjusted EBITDA (Non-GAAP)	$1,158	$1,079	7%	$3,196	$2,035	57%
Less: Acquisitions	(3)	—		(3)	—
Less: Business dispositions	—	—		—	(41)
Less: Foreign currency effect	3	(18)		31	(96)
Adjusted organic EBITDA (Non-GAAP)	$1,159	$1,097	6%	$3,168	$2,172	46%

Adjusted EBITDA margin (Non-GAAP)	10.6%	10.2%	40bps	8.4%	5.8%	260bps
Adjusted organic EBITDA margin (Non-GAAP)	10.7%	10.4%	30bps	8.4%	6.3%	210bps
We believe that free cash flow* provides management and investors with an important measure of our ability to generate cash on a normalized basis. Free cash flow* also provides insight into our ability to produce cash subsequent to fulfilling our capital obligations; however, free cash flow* does not delineate funds available for discretionary uses as it does not deduct the payments required for certain investing and financing activities.

	Three months ended December 31			Twelve months ended December 31
FREE CASH FLOW (NON-GAAP)	2025	2024	V%	2025	2024	V%
Cash from (used for) operating activities (GAAP)	$2,480	$922	F	$4,987	$2,583	93%
Add: Gross additions to property, plant and equipment and internal- use software	(671)	(350)		(1,277)	(883)
Free cash flow (Non-GAAP)	$1,809	$572	F	$3,710	$1,701	F
2026 GUIDANCE AND OUTLOOK BY 2028: FREE CASH FLOW (NON-GAAP)
We cannot provide a reconciliation of the differences between the non-GAAP financial measure expectations and the corresponding GAAP financial measure for free cash flow* in the 2026 guidance and outlook for cumulative free cash flow* from 2025 through 2028 without unreasonable effort due to the uncertainty of timing for capital expenditures.
*Non-GAAP Financial Measure

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and
other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”,
“expect”, “guidance”, “outlook”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may,” and negatives or derivatives of these or similar expressions. These forward-looking statements may include, among others, statements about our future performance, anticipated growth, and expectations in our business; the energy transition; the demand for our products and services; our technologies and ability to innovate, anticipate, and address customer demands; our ability to increase production capacity, efficiencies, and quality; our underwriting and risk management; the estimated impact of tariffs; our product quality and costs;
our cost management efforts; tax incentives; customer orders and commitments; project execution and timelines; our actual and planned investments, including in research and development, capital expenditures, joint ventures and other collaborations with third parties; our ability to meet our sustainability goals and targets; levels of global infrastructure spending; government policies;
our expected cash generation and management; our lean operating model; our capital allocation framework, including organic and inorganic investments, share repurchases and dividends; our restructuring programs; disputes, litigation, arbitration, and governmental proceedings involving us; the sufficiency and expected uses of our cash, liquidity, and financing arrangements;
and our credit ratings.
Forward-looking statements reflect our current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties, and other factors, which could cause our actual results, performance, or achievements to differ materially from current expectations. Some of the risks, uncertainties, and other factors that may cause actual results to differ materially from those expressed or implied by forward-looking statements include the following:
•Quality issues or safety failures among our products, solutions, or services;
•Significant supply chain or logistics disruptions, including cost or availability of materials or components;
•Disruptions or capacity constraints at our manufacturing or operating facilities;
•Our ability to manage our costs and achieve anticipated cost savings;
•Our ability to execute and estimate long-term service obligations;
•Our ability to successfully compete;
•Our ability to innovate and successfully commercialize new technologies and manage our product cycles;
•Achieving expected benefits from strategic transactions, joint ventures, and other third-party collaborations;
•Issues with grid connectivity or our customers’ ability to sell generated electricity;
•Our ability to manage customer and counterparty relationships and contracts;
•Our ability to maintain our investment grade credit ratings;
•Our access to capital or credit markets or other financing on acceptable terms;
•Decarbonization and energy-transition dynamics;
•Changes in energy, environmental, and tax laws and policies;
•Challenges of operating globally, including complex legal, regulatory, and compliance risks;
•Natural disasters, physical effects of climate change, pandemics, and other emergencies;
•Geopolitical events;
•Our ability to meet sustainability expectations, standards, and goals;
•International trade policies;
•Our ability to obtain, maintain, and comply with approvals, licenses, and permits;
•Our ability to comply with laws and regulations and related compliance costs;
•Impacts from claims, litigation, regulatory proceedings, and enforcement actions;
•Our ability to attract and retain highly qualified personnel and impacts from any labor disputes or actions;
•Our ability to secure, deploy, and protect our intellectual property rights and defend against third-party claims;
•Foreign currency impacts;
•Our ability to realize the benefits from our spin-off from, and our obligations to, General Electric Company;
•Our capital allocation plans, including the timing and amount of any dividends, share repurchases, acquisitions, organic investments, and other priorities;
•The price, availability, volatility, and trading volumes of our common stock;
•The amount and timing of our cash flows and earnings;
•The impact of cybersecurity or data security incidents; and
•Other changes in macroeconomic and market conditions and volatility.
These or other uncertainties may cause our actual future results to be materially different than those expressed in our forward-
looking statements, and these and other factors are more fully discussed in our Annual Report on Form 10-K for the year ended
December 31, 2024, and in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, including in the "Risk
Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections included therein, as may be updated from time to time in our Securities and Exchange Commission filings and as posted on our website at www.gevernova.com/investors/fls. We do not undertake any obligation to update or revise our forward-looking statements except as may be required by law or regulation. This press release also includes certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.

Additional Information
GE Vernova’s website at https://www.gevernova.com/investors contains a significant amount of information about GE Vernova, including financial and other information for investors. GE Vernova encourages investors to visit this website from time to time, as information is updated, and new information is posted. Investors are also encouraged to visit GE Vernova’s LinkedIn and other social media accounts, which are platforms on which the Company posts information from time to time.
Additional Financial Information
Additional financial information can be found on the Company’s website at: www.gevernova.com/investors under Reports and
Filings.
Conference Call and Webcast Information
GE Vernova will discuss its results during its investor conference call today starting at 7:30 AM Eastern Time. The conference call will be broadcast live via webcast, and the webcast and accompanying slide presentation containing financial information can be accessed by visiting the investor section of the website https://www.gevernova.com/investors. An archived version of the webcast will be available on the website after the call.
About GE Vernova
GE Vernova Inc. (NYSE: GEV) is a purpose-built global energy company that includes Power, Wind, and Electrification segments and is supported by its accelerator businesses. Building on over 130 years of experience tackling the world’s challenges, GE Vernova is uniquely positioned to help lead the energy transition by continuing to electrify the world while simultaneously working to decarbonize it. GE Vernova helps customers power economies and deliver electricity that is vital to health, safety, security, and improved quality of life. GE Vernova is headquartered in Cambridge, Massachusetts, U.S., with approximately 75,000 employees across approximately 100 countries around the world. Supported by the Company’s purpose,
The Energy to Change the World, GE Vernova technology helps deliver a more affordable, reliable, sustainable, and secure energy future. Learn more: GE Vernova and LinkedIn.
Investor Relations Contact:
Michael Lapides
+1.617.674.7568
m.lapides@gevernova.com
Media Contact:
Adam Tucker
+1.518.227.2463
Adam.Tucker@gevernova.com
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